EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                        State or other
                                                                                        Jurisdiction of
              Subsidiaries                                                              Incorporation
              ------------                                                              -------------
              Cedar Corporation                                                         Nevada
              Cedro de Mexico, S.A. De C.V.                                             Mexico
              Condor D.C. Power Supplies, Inc.                                          California
              Condor Holdings, Inc.                                                     Delaware
              Elektro-Metall Export GmbH                                                Germany
              Elektro-Metall Paks KFT                                                   Hungary
              Industrias SL, S.A. de C.V                                                Mexico
              PDQ Corporation (a)                                                       New Jersey
              RFL Electronics Inc.                                                      Delaware
              SL Ameritech Plastics, Inc.                                               New York
              SL Auburn, Inc. (b)                                                       New York
              SL Delaware, Inc.                                                         Delaware
              SL Delaware Holdings, Inc.                                                Delaware
              SL Holdings GmbH & Co. KG                                                 Germany
              SL Industries Deutschland GmbH (c)                                        Germany
              SL Industries Holding GmbH (d)                                            Germany
              SL Industries Vertrieb GmbH                                               Germany
              SL International (FSC), Inc. (e)                                          Barbados
              SL Surface Technologies, Inc. (f)                                         New Jersey
              SL Montevideo Technology, Inc.                                            Minnesota
              SL Piping Systems, Inc. (g)                                               Delaware
              SLW Holdings, Inc. (h)                                                    New Jersey
              Teal Electronics Corporation                                              California
              Waber de Mexico, S.A. De C.V. (i)                                         Mexico
              Waber Power, LTD (j)                                                      Connecticut

All of the Registrant's subsidiaries are included in the consolidated financial statements for the year ended December 31, 2001.

(a) Closed October 23, 2000

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
(b) Certain net assets disposed on May 1, 1997

(c) Closed July 31, 2000

(d) Closed July 31, 2000

(e) Closed November 30, 2001

(f) Formerly SL Modern Hard Chrome, Inc.

(g) Closed on December 31, 1999

(h) Certain net assets disposed on August 29, 2001, and name changed from SL Waber, Inc. on September 10, 2001.

(i) Sold August 29, 2001

(j) Formerly SL Electrostatic Technology, Inc.

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